Exhibit 99.1

IMPORTANT NOTICE REGARDING BLACKOUT
PERIOD AND RESTRICTIONS ON ABILITY TO TRADE SHARES
OF PHH CORPORATION SECURITIES

This notice is to inform you of the extension of the blackout period which imposes significant and broad restrictions on your ability to trade any equity securities of PHH Corporation (“PHH,” “Company,” or “we”). This blackout period is imposed on executive officers and directors of the Company by the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission (“SEC”) Regulation BTR (Blackout Trading Restriction) and is in addition to the restrictions and trading windows related to earnings releases set forth in the PHH Policy on Securities Insider Trading.

You were previously notified on November 9, 2006 that the right of participants in the PHH Corporation Employee Savings Plan and the PHH Home Loans, LLC Employee Savings Plan (collectively, the “401(k) Plans”) to purchase PHH Corporation common stock, $0.01 par value per share (“PHH Common Stock”), had been suspended beyond the date on which we filed our Annual Report on Form 10-K for the fiscal year ended on December 31, 2005 with the SEC.  The period during which participants are prohibited from purchasing shares of PHH Common Stock in the 401(k) Plans is referred to as the “blackout period.”  The November 9, 2006 notice indicated that the blackout period was expected to end when we filed all of our delinquent Quarterly Reports on Form 10-Q with the SEC.

We filed our last delinquent Form 10-Q with the SEC on June 28, 2007.  However, due to the impending merger and limited investment opportunity of PHH Common Stock, the blackout period has now been extended until the earlier of (i) the Effective Time of the merger (as defined in the Agreement and Plan of Merger by and among PHH Corporation, General Electric Capital Corporation and Jade Merger Sub, Inc. dated as of March 15, 2007), or (ii) December 31, 2007.

During this blackout period, the Company’s directors and executive officers are prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any PHH Common Stock or any other equity security of the Company to the extent that stock or equity security was acquired in connection with employment as an executive officer or services as a director.  This prohibition continues until the end of the blackout period, which we currently expect to be the earlier of (i) the Effective Time of the merger, or (ii) December 31, 2007.   For purposes of these restrictions:

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“Equity security” is defined broadly to include any option, warrant, convertible security, stock appreciation right or similar right with an exercise price or conversion privilege at a price related to an equity security, or similar securities with a value derived from an equity security.

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Transactions that are prohibited during the blackout period include, but are not limited to, exercising options granted in connection with employment as an executive officer or director of the Company, selling shares of PHH  Common Stock acquired pursuant to such options, selling shares of PHH Common Stock originally received in connection with a restricted stock grant or upon the vesting of a restricted stock unit, or selling shares to cover withholding taxes upon the vesting of restricted stock units.  In addition, the transactions that are prohibited are not limited to those involving direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

If you engage in a transaction during the blackout period that violates these restrictions, you may be required to disgorge your profits from the transaction and you may be subject to civil and criminal penalties. The SEC regulations regarding blackout period restrictions are complex. To avoid any inadvertent violations of the blackout period restrictions, you are required to follow our pre-clearance procedures in connection with any proposed transaction in Company securities during the blackout period. In addition, during this blackout period the trading restrictions under our insider trading policy continue to apply.

You should also remember that, as described in the 401(k) Plan’s Summary Plan Description, the PHH Policy on Securities Insider Trading prohibits employees who are classified as Special Access Personnel from trading PHH Common Stock at any time other than during a window period that begins two business days following a quarterly or annual earnings release date and ends ten business days later, subject to potential blackouts during such window periods.

If you have any questions regarding the pre-clearance procedures, your ability to engage in any transaction during the blackout period, or the beginning or ending dates of the blackout period, please contact:  Mr. William F. Brown, at  (856) 917-0903,  3000 Leadenhall Road Mt. Laurel, New Jersey, 08054.

July 2, 2007